FIRST AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT

This First Amendment to Independent Contractor Agreement is entered into as of April 30, 2018, by and between Trevan Morrow (“Contractor”) and KonaTel, Inc., a Delaware corporation (“Owner”), and that certain Independent Contractor Agreement dated February 5, 2018 (the “Agreement”) between the same parties, as is set forth below.

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.

Section 1 of the Agreement shall be deleted in its entirety and replaced with the following:

Services to be Provided by Contractor.  Contractor shall provide the Services for the benefit of Owner commencing on the Effective Date of the PSMI and continuing continuously thereafter for a 90-day period (the “Term”).  In the event that, for whatever reason, the PSMI fails to be executed by all parties on or before February 15, 2018, or there is no closing of the PSMI Transaction by December 31, 2018, at the sole option of the Owner, this Agreement may be extended to a future Effective Date or shall be cancelled in its entirety and rendered null and void.

2.

Section 2(b) of the Agreement shall be deleted in its entirety and replaced with the following:

The sum of $28,000 upon the final closing of the PSMI Transaction; provided, however, that in the event the PSMI Transaction does not close (for whatever reason) on or before December 31, 2018, the obligation of Owner to pay the $28,000 to Contractor shall terminate, shall be deemed deleted from this Agreement and Owner shall have no obligation to pay Contractor all or any portion of said $28,000; and

3.

All matters set forth in the Agreement not specifically amended herein or inconsistent herewith shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment.

OWNER

KONATEL, INC.:

By:

D. Sean McEwen

David Sean McEwen, CEO

INDEPENDENT CONTRACTOR:

/s/ Trevan Morrow

Trevan Morrow